Exhibit 99.906 CERT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) I, Maureen A. Quill, President of Investment Managers Series TRUST III (the “Trust”), do hereby certify, to my knowledge, that:

1.	The Form N-CSR of the FPA Crescent Fund and FPA Flexible Fixed Income Fund for the period ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Funds.

By:	/s/ Maureen A. Quill
Maureen A. Quill
President (principal executive officer)

Date: March 8, 2024

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) I, Rita Dam, Treasurer of Investment Managers Series TRUST III (the “Trust”), do hereby certify, to my knowledge, that:

1.	The Form N-CSR of the FPA Crescent Fund and FPA Flexible Fixed Income Fund for the period ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Funds.

By:	/s/ Rita Dam
Rita Dam
Treasurer (principal financial officer)

Date: March 8, 2024

A signed original of this written statement required by Section 906 has been provided by the Funds and will be retained by the Funds and furnished to the Securities and Exchange Commission or its staff upon request.